EXHIBIT 24

Power of Attorney

dated September 12, 2003

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Thomas J. Hutchison III and C. Brian Strickland and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre- and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Three to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James M. Seneff, Jr	Chairman of the Board	September 12, 2003

JAMES M. SENEFF, JR
/s/ Thomas J. Hutchison III	Chief Executive Officer	September 12, 2003

THOMAS J. HUTCHISON III	(Principal Executive Officer)
/s/ C. Brian Strickland	Executive Vice President	September 12, 2003

C. BRIAN STRICKLAND	(Principal Financial and
Accounting Officer)
/s/ Charles E. Adams	Independent Director	September 12, 2003

CHARLES E. ADAMS
/s/ Lawrence A. Dustin	Independent Director	September 12, 2003

LAWRENCE A. DUSTIN
/s/ Craig M. McAllaster	Independent Director	September 12, 2003

CRAIG M. MCALLASTER